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                                                                    EXHIBIT 10.5

                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT, made as of this 1st day of January, 1996, by and between GREENE COUNTY BANCSHARES, INC. of Greeneville, Tennessee, a bank holding company (the "Company"), and WILLIAM C. ADAMS, JR.
("Employee").

                                 WITNESSETH:

         WHEREAS, the Company is a bank holding company controlling substantially all of the issued and outstanding stock of Premier Bank of East Tennessee, a Tennessee commercial bank (the "Bank");

         WHEREAS, the Employee is the president and chief executive officer of the Bank and a director of the Bank; and

         WHEREAS, the parties intend that this Agreement shall provide Employee with an economic incentive not to compete with the Bank and the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Compensation for Noncompetition Agreement. In addition to such other regular compensation, bonuses and fringe benefits that Company or Bank may from time to time agree to pay or provide to Employee, Company agrees to pay to Employee subject to the terms and conditions set forth in this Agreement an additional amount for his agreement not to engage in competition with the Company or the Bank. Company shall pay to Employee as Noncompetition Compensation an amount equal to $200,000 payable in five equal installments of $40,000. The first payment shall be made on January 1, 1996 and then annually thereafter until paid in full. The Noncompetition Compensation payments shall be made to Employee notwithstanding his termination from employment during the term of this Agreement.

         2. Noncompetition. Employee covenants and agrees that for a period of five (5) years from the date of this Agreement he will not directly or indirectly engage in competition with Company or Bank either as an individual or as a partner, joint venturer, officer, director, stockholder, employee, consultant or agent within the Company or Bank's "Primary Service Area" which is defined as and includes the counties in Tennessee where the Company operates a subsidiary bank engaged in the business of commercial banking. In the event Employee is terminated from his employment for cause as herein defined, Employee agrees that for a period of two (2) years from date of termination he will not directly or indirectly engage in competition with Company or Bank either as an individual or as a partner, joint venturer, officer, director, stockholder, employee, consultant or agent within
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the Company or Bank's "Primary Service Area" which is defined as and includes the counties in Tennessee where the Company operates a subsidiary bank engaged in the business of commercial banking. Termination "for cause" shall include acts of dishonesty; conviction of a felony; breach of this Agreement by Executive; or willful or gross negligence in carrying out the activities for which employed. "For cause" is not intended to include disagreements over management philosophy or other such intangibles. This covenant of Employee shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Employee against Company or Bank based on this Agreement or otherwise shall not constitute a defense to the enforcement by Company or Bank of this covenant. Employee further agrees that during such period he will not (either directly or indirectly, such as a beneficiary of a trust) be the owner of more than a one percent (1%) ownership interest of (i) the outstanding capital stock of any corporation, or (ii) a member of any partnership, or (iii) an owner of any other business, any of the aforesaid which engages in any type of business or activity which is of the type engaged in by the Company or the Bank at the time of Employee's termination of employment. Except as set forth herein, nothing shall prohibit Employee from obtaining employment with any business or activity which is of the type engaged in by the Bank at the time of Employee's Termination of employment in which Employee does not have more than a one percent (1%) ownership interest; provided Employee's employment does not involve Employee's activities occurring within the Bank's Primary Service Area. In the event that the provisions of this paragraph 2 should ever be deemed to exceed the time or geographic limitations permitted by the applicable laws of the State, then such provision shall be reformed to the maximum time limitations permitted by the applicable laws of such State.

         3. Forfeiture. In the event that Employee shall violate his covenant not to compete pursuant to paragraph 2 of this Agreement or shall violate the terms of any confidential information, or invention disclosure or assignment agreements entered into with Company, then this Agreement shall immediately terminate and Employee shall forfeit all rights under this Agreement to Noncompetition Compensation and installments of Noncompetition Compensation which have not yet been paid pursuant to paragraph 1. The assertion of any such forfeiture by Company shall not preclude or waive its right to use any and all other remedies. The right to assert a forfeiture is given in addition to any other rights Company may have by law, statute, ordinance or otherwise.

         4.      Amendment and Termination.   The Board of Directors of
Company may terminate this Agreement at any time in its sole and absolute discretion; provided, however, no such termination shall, without the written agreement of Employee, terminate or reduce Employee's right to compensation pursuant to this Agreement. No oral amendment of this Agreement shall be binding on the parties. Except as above provided, this Agreement cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of such amendment, supplement or modification is sought.

         5.      No Term of Years.    Nothing contained in this Agreement
shall be construed to be a contract of employment for any term of years, nor as conferring upon Employee the right to continue in the employment of Company in any capacity, except as Company and

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Employee may otherwise agree separate and apart from this Agreement or as may be otherwise provided by law. It is expressly understood by the parties that this Agreement relates exclusively to additional noncompetition compensation for Employee's services and is not intended to be a comprehensive employment contract. Nothing contained in this Agreement shall be deemed to exclude Employee from any supplemental compensation, bonus, pension, group term life insurance, health insurance, other insurance, severance pay or other benefits to which he otherwise might be or become entitled as an employee.

         6.      Unsecured Obligations.    Company's obligations to Employee
under this Agreement are general unsecured obligations of Company. Employee shall not have any interest in any fund or specific asset of Company by reason of this Agreement. No trust fund shall be created in connection with this Agreement or any amount of compensation that shall become payable hereunder, and all payments to Employee shall be made from the general assets of Company.

         7.      Tax Withholding.     Company shall have the right to
deduct from all cash payments to be made under this Agreement any federal, state or local taxes required by law to be withheld with respect to such payments.

         8.      Remedies.   The parties hereto acknowledge and agree that
upon the occurrence of a breach by Employee of his covenant not to compete, the remedies available at law to Company shall be inadequate, and Company shall be entitled to specific performance of Employee's covenant not to compete. Nothing herein shall be construed as prohibiting Company from pursuing any and all other remedies available to it for any such breach of Employee's covenant not to compete, including the enforcement of the forfeiture provisions in paragraph 3 and/or the recovery of monetary damages. In the event that it is necessary for either party to employ legal counsel to enforce his or its rights under this Agreementor to protect his or its interest herein, the party determined to be in breachshall reimburse the damaged party for any and all reasonable legal fees, expenses or court costs arising from such legal proceeding. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The rights and remedies provided by this Agreement are cumulative and the use of any one remedy by any party shall not preclude or waive his or its right to use any and all remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         9.      Severability.    Each provision of this Agreement is intended
to be severable and the invalidity, illegality or unenforceability of any portion of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically added as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

         10.     Governing Law.   This Agreement shall be governed by and
construed in accordance with the laws of the State of Tennessee.

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         11.     Non-assignability.   Employee's rights under this
Agreement shall not be transferable or subject to assignment during Employee's lifetime. Furthermore, Employee shall not have the right or power to anticipate, accelerate, convey, assign or otherwise alienate, hypothecate, pledge or otherwise encumber any of his rights under this Agreement, except as expressly provided in paragraph 12.

         12.     Beneficiary.     Employee shall have the right to designate a
beneficiary to receive any amounts which become payable to Employee under this Agreement after the date of his death. Any such beneficiary designation shall be made in the form of Exhibit "B" attached hereto, executed by Employee and delivered to Company prior to the date of Employee's death. Employee shall have the right at any time to revoke or change any such beneficiary designation by a similar instrument delivered to Company.

         13.     Successors and Assigns.   Subject to the foregoing limitations
on assignment by Employee, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their executors, administrators, heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                  GREENE COUNTY BANCSHARES, INC.


                                  BY: /s/
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                                  TITLE: President
                                        ------------------------------------

                                  EMPLOYEE:


                                  /s/
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